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                                                                   EXHIBIT 23(d)

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-31408 of BB&T Corporation of our report dated January 21, 2000, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants
Atlanta, Georgia

April 28, 2000